EXHIBIT 23.1

                  CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS

         As independent certified public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into the company's previously filed Form S-8 Registration Statement File No. 333-53222.

/s/ ARTHUR ANDERSEN LLP


Miami, Florida,
  March 28, 2001.